Exhibit 1.1

EXECUTION VERSION

Sempra Energy

Floating Rate Notes due 2019

Floating Rate Notes due 2021

2.400% Notes due 2020

2.900% Notes due 2023

3.400% Notes due 2028

3.800% Notes due 2038

4.000% Notes due 2048

Underwriting Agreement

January 9, 2018

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

As Representatives of the several Underwriters

Ladies and Gentlemen:

Sempra Energy, a California corporation (the “Company”), confirms its agreement with each of the Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom RBC Capital Markets, LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc. are acting as representatives (the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $500,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2019 (the “2019 Floating Rate Notes”), $700,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2021 (the “2021 Floating Rate Notes”), $500,000,000 aggregate principal amount of the Company’s 2.400% Notes due 2020 (the “2020 Fixed Rate Notes”), $500,000,000 aggregate principal amount of the Company’s 2.900% Notes due 2023 (the “2023 Fixed Rate Notes”), $1,000,000,000 aggregate principal amount of the Company’s 3.400%

Notes due 2028 (the “2028 Fixed Rate Notes”), $1,000,000,000 aggregate principal amount of the Company’s 3.800% Notes due 2038 (the “2038 Fixed Rate Notes”) and $800,000,000 aggregate principal amount of the Company’s 4.000% Notes due 2048 (the “2048 Fixed Rate Notes,” and, together with the 2019 Floating Rate Notes, the 2021 Floating Rate Notes, the 2020 Fixed Rate Notes, the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2038 Fixed Rate Notes, the “Securities”). The Securities are to be issued pursuant to an indenture dated February 23, 2000 (the “Indenture”) between the Company and U.S. Bank National Association, as successor trustee to U.S. Bank Trust National Association (the “Trustee”). The term “Indenture,” as used herein, includes the Officers’ Certificate (as defined in the Indenture) establishing the form and terms of the Securities pursuant to Sections 201 and 301 of the Indenture. The Company plans to enter into a calculation agent agreement with U.S. Bank National Association, as calculation agent, dated as of the Time of Delivery, relating to the Securities (the “Calculation Agent Agreement”).

The Company has entered into an Agreement and Plan of Merger dated as of August 21, 2017 and a Waiver Agreement dated as of October 3, 2017, in each case as amended and supplemented, if applicable, and as the same may be amended and supplemented after the date hereof (collectively, the “Merger Agreement,” which term, as used herein, includes all exhibits, schedules and attachments thereto, in each case as amended or supplemented, if applicable) with Energy Future Holdings Corp. (“EFH”), Energy Future Intermediate Holding Company LLC (“EFIH”) and Power Play Merger Sub I, Inc. (now known as Sempra Texas Merger Sub I, Inc., the “Merger Subsidiary”), pursuant to which EFH will be merged with the Merger Subsidiary with EFH continuing as the surviving entity of such merger (the “Merger”). In relation to the Merger, the Company has also entered into a plan support agreement dated as of August 21, 2017 (the “Plan Support Agreement”) with EFH and certain other parties named therein and a letter agreement dated August 25, 2017 (the “Letter Agreement”), with the Merger Subsidiary, Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) and Oncor Electric Delivery Company LLC (“Oncor”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-220257), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “Rules and Regulations”) under the Securities Act of 1933, as amended (the “Act”). Such registration statement covers the registration of the Securities (among other securities) under the Act. Such registration statement, as amended through the date hereof (including by post-effective amendment No. 1 thereto) and including the information deemed pursuant to Rule 430B under the Rules and Regulations to be part of the registration statement at the time of its effectiveness with respect to the offering contemplated by this Agreement and all documents incorporated or deemed to be incorporated by reference therein through the date hereof, but excluding any Form T-1 (as defined below), is hereinafter referred to as the “Registration Statement.” The Company proposes to file with the Commission pursuant to Rule 424(b) of the Rules and Regulations the Prospectus Supplement (as defined in Section 5(h) hereof) relating to the Securities and the prospectus dated January 2, 2018 (the “Base Prospectus”), and has previously advised you of all further information (financial and other) with respect to the Company set forth therein. The Base Prospectus together with the Prospectus Supplement (as defined below), in their respective forms on the date hereof (being the forms in which they are to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, are hereinafter referred to as, collectively, the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. The term “Preliminary Prospectus,” as used in this Agreement, means the preliminary prospectus supplement dated January 9, 2018 and filed with the Commission on January 9, 2018 pursuant to Rule 424(b) of the Rules and Regulations, together with the Base Prospectus used with such preliminary prospectus supplement in connection with the marketing of the Securities, in each case as amended or supplemented by the Company, including all documents incorporated or deemed to be incorporated by reference therein through the date thereof. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is “contained,” “included,” “stated,” “described in” or “referred to” in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be.

At or prior to 5:30 p.m. (New York City time) on the date hereof, which was the time when sales of the Securities were first made (such time, the “Applicable Time”), the Company had prepared the following information (collectively the “Pricing Disclosure Package”): the Preliminary Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 of the Rules and Regulations) listed on Schedule II hereto.

1. The Company represents and warrants to each Underwriter as of the date hereof (such date being hereinafter referred to as the “Representation Date”), as of the Applicable Time, and as of the Time of Delivery referred to in Section 4 as follows:

(a) No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (a) shall not apply to statements in or omissions from the Preliminary Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Preliminary Prospectus.

(b) The Pricing Disclosure Package, at the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (b) shall not apply to statements in or omissions from the Pricing Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in such Pricing Disclosure Package.

(c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, approved or referred to and will not prepare, make, use, approve or refer to any “written communication” (as defined in Rule 405 of the Rules and Regulations) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives other than the Underwriters in their capacity as such (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 of the Rules and Regulations, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule II hereto and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433 of the Rules and Regulations) filed (to the extent required thereby) in accordance with the Act and when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (c) shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 5(c) with respect to such Issuer Free Writing Prospectus, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or the Preliminary Prospectus that has not been superseded or modified.

(d) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Rules and Regulations that became effective not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company. The Registration Statement, at the respective times the Registration Statement and any post-effective amendments thereto became effective, and the Registration Statement and the Prospectus, as of the Representation Date, complied and comply in all material respects with the requirements of the Act and the Rules and Regulations (including Rule 415(a) of the Rules and Regulations), and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission under the Trust Indenture Act, and the Registration Statement did not and as of the Representation Date and at the Time of Delivery does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Securities have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Prospectus, at the Representation Date (unless the term “Prospectus” refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, in which case at the time it is first provided to the Underwriters for such use) and at the Time of Delivery, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (d) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus or the information contained in any Statement of Eligibility and Qualification of a trustee under the Trust Indenture Act filed as an exhibit to the Registration Statement (a “Form T-1”).

(e) The documents filed by the Company and incorporated or deemed to be incorporated by reference into the Registration Statement, the Prospectus and the Pricing Disclosure Package pursuant to Item 12 of Form S-3 under the Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and, when read together and with the other information in the Registration Statement, the Prospectus and the Pricing Disclosure Package, at the respective times the Registration Statement and any amendments thereto became effective, at the Representation Date, at the Applicable Time and at the Time of Delivery, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The Company and its subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since the date as of which information is given in the Pricing Disclosure Package and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management or consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus.

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and each of Southern California Gas Company, a California corporation (“SCGC”), San Diego Gas & Electric Company, a California corporation (“SDG&E”), Pacific Enterprises, a California corporation (“PE”), Enova Corporation, a California corporation (“Enova”), Sempra Global, a Delaware corporation (“Global”), Pacific Enterprises International, a California corporation (“PEI”), and Sempra Energy International, a California corporation (“SEI” and, together with SCGC, SDG&E, PE, Enova, Global and PEI, the “Significant Subsidiaries”), has been duly incorporated or organized and is validly existing as a corporation or a limited liability company in good standing under the laws of its jurisdiction of incorporation or organization.

(h) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except for the outstanding preferred stock of SCGC, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(i) The Securities have been duly authorized for issuance and sale by the Company and, when the Securities are issued and delivered pursuant to this Agreement, the Securities will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor specified in this Agreement, the Securities will have been duly delivered by the Company and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms in all material respects, and the Securities will conform in all material respects, to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus, as amended or supplemented.

(j) This Agreement has been duly authorized, executed and delivered by the Company.

(k) The Calculation Agent Agreement has been duly authorized by the Company and, at the Time of Delivery, will have been duly executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(l) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Calculation Agent Agreement and this Agreement, and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the Articles or Certificate of Incorporation or Certificate of Formation or Bylaws or Limited Liability Company Agreement of the Company or any of its Significant Subsidiaries, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties, except, solely in the case of clauses (i) and (iii) above, for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Calculation Agent Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(m) The statements set forth in the Pricing Disclosure Package and the Prospectus, as amended or supplemented, under the captions “Description of Debt Securities” and “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities or the Indenture, and under the captions “Plan of Distribution” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(n) Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its Articles or Certificate of Incorporation or Certificate of Formation or Bylaws or Limited

Liability Company Agreement or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) for such defaults which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(o) Other than as set forth in the Pricing Disclosure Package and the Prospectus, (i) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, except for such proceedings which, if determined adversely to the Company or any of its subsidiaries, would not reasonably be expected individually or in the aggregate to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole and (ii) to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(p) The Company is not and after giving effect to the offering and sale of the Securities, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(q) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, taken as a whole, is an independent registered public accounting firm as required by the Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(r) To the Company’s knowledge, Deloitte & Touche LLP, who have certified certain financial statements of EFH and its subsidiaries, taken as a whole, is an independent registered public accounting firm with respect to EFH as required under Rule 101 of the AICPA’s Code of Professional Conduct and its interpretations and rulings.

(s) To the Company’s knowledge, Deloitte & Touche LLP, who have certified certain financial statements of Oncor Holdings and its subsidiaries, taken as a whole, is an independent registered public accounting firm as required by the Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(t) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis. The pro forma financial statements and the related notes thereto included and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the

Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. To the Company’s knowledge, the financial statements of EFH and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of EFH and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, to the Company’s knowledge, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis. To the Company’s knowledge, the financial statements of Oncor Holdings and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of Oncor Holdings and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, to the Company’s knowledge, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

(u) The Company and each of its consolidated subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(v) The Company and each of its consolidated subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(w) The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal, local or foreign regulatory agencies or bodies necessary to conduct their businesses as described in the Pricing Disclosure Package and the Prospectus, except where the failure to possess such certificates, authorities or permits, individually or in the aggregate, would not have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(x) The Company and its subsidiaries are in compliance with, and conduct their respective businesses in conformity with, all applicable state, federal, local and foreign laws and regulations relating to the operation and ownership of a public utility, including, without limitation, those relating to the distribution and transmission of natural gas, except to the extent that any failure so to comply or conform would not individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(y) The Company and its subsidiaries hold all franchises, certificates of public convenience and necessity, permits, licenses and easements necessary to own, operate and maintain their properties as described in the Pricing Disclosure Package and the Prospectus, except to the extent that such failure, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(z) Except as otherwise described in the Pricing Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(aa) To the knowledge of the Company, all representations and warranties made by EFH and EFIH in the Merger Agreement are true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” (as defined in the Merger Agreement) or similar limitation as set forth therein), except in each case where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, assuming the consummation of the transactions contemplated by the Merger Agreement.

(bb) To the knowledge of the Company, since September 30, 2017, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management or consolidated financial position, shareholders’ equity or results of operations of EFH and its subsidiaries (including Oncor), taken as a whole.

(cc) The statements set forth in (i) the Pricing Disclosure Package and the Prospectus, as amended or supplemented (if applicable), under the caption “Summary Information—Recent Developments—Proposed Acquisition of Energy Future Holdings Corp.,” (ii) the Company’s Form 8-K filed with the Commission on August 25, 2017 under the captions “Acquisition of Energy Future Holdings Corp.,” “Agreement and Plan of Merger” and “Plan Support Agreement”, (iii) the Company’s Form 8-K filed with the Commission on August 28, 2017 under the caption “Oncor Letter Agreement,” (iv) the Company’s Form 8-K filed with the Commission on October 6, 2017, including the information under Item 1.01 and Item 8.01, (v) the Company’s Form 8-K filed with the Commission on October 10, 2017, including the information under Item 8.01 and in Exhibit 99.1 thereto, and (vi) the Company’s Form 8-K filed with the Commission on December 15, 2017 describing, among other things, the Stipulation (as defined therein), insofar as they purport to constitute a summary of the terms of the Merger, the Merger Agreement, the Plan Support Agreement, the Letter Agreement and the Stipulation, are accurate and fair summaries in all material respects.

(dd) To the knowledge of the Company, no event or condition has occurred or exists that has terminated or would permit termination of the Merger Agreement and no change in the terms of the Merger, the Merger Agreement, the Plan Support Agreement or the Letter Agreement has occurred which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, assuming the consummation of the transactions contemplated by the Merger Agreement.

2. The Company understands that upon authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus, as amended or supplemented.

3. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at 99.850% of the principal amount thereof in the case of the 2019 Floating Rate Notes, 99.550% of the principal amount thereof in the case of the 2021 Floating Rate Notes, 99.564% of the principal amount thereof in the case of the 2020 Fixed Rate Notes, 99.021% of the principal amount thereof in the case of the 2023 Fixed Rate Notes, 98.649% of the principal amount thereof in the case of the 2028 Fixed Rate Notes, 98.043% of the principal amount thereof in the case of the 2038 Fixed Rate Notes and 97.779% of the principal amount thereof in the case of the 2048 Fixed Rate Notes, the aggregate principal amount of Securities set forth in Schedule I opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

4. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m. (New York City time), on January 12, 2018, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Time of Delivery”). Payment shall be made to the Company by wire transfer of Federal (same day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Securities shall be in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours prior notice to the Company. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. RBC Capital Markets, LLC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose check has not been received by the Time of Delivery, but such payment shall not release such Underwriter from its obligations hereunder. The certificates for the Securities will be made available for examination and packaging by the Representatives not later than 10:00 a.m. (New York City time), on the last business day prior to the Time of Delivery in New York, New York.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus, as amended or supplemented, in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date hereof or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus, as amended or supplemented, after the date hereof and on or prior to the Time of Delivery which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after the Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement, or of the Company becoming the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use reasonable best efforts to obtain the withdrawal of such order;

(b) To prepare a final term sheet or sheets, as the case may be (in either such case, the “Final Term Sheet”) reflecting the final terms of the Securities, in the form of Schedule III hereto (except that the Final Term Sheet may also include information regarding the credit ratings of the Securities and such other information as the Company and the Representatives may agree), and file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object;

(c) If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(d) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such domestic jurisdictions and (with the prior consent of the Company) foreign jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 10:00 a.m., New York City time, on the second business day succeeding the date hereof, or such later time or date as agreed to by the Company and the Representatives, and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City, as amended or supplemented, in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any securities dealer participating in the offering of the Securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than fifteen months after the date hereof, an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the later of (i) the termination of trading restrictions for the Securities, as notified to the Company by the Representatives, but only if the Representatives shall have notified the Company in writing at the Time of Delivery that such trading restrictions have not been terminated, and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to the Securities, without the prior written consent of the Representatives;

(h) Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the “Prospectus Supplement”), containing the terms of the Securities, the plan of distribution thereof and such other information as may be required by the Act or the Rules and Regulations or as the Representatives and the Company deem appropriate, and will file or transmit for filing with the Commission in accordance with Rule 424(b) of the Rules and Regulations copies of the Prospectus (including such Prospectus Supplement);

(i) To apply the net proceeds from the sale of the Securities as set forth in the Prospectus; and

(j) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that the prior written consent of the Representatives and the Company shall be deemed to have been given in respect of the Final Term Sheet and any other Issuer Free Writing Prospectuses included in Schedule II hereto; and provided further, however, that prior to the preparation of the Final Term Sheet in accordance with Section 5(b), the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Representatives or otherwise permitted by the immediately preceding sentence is hereinafter referred to as a “Permitted Free Writing Prospectus.” For purposes of clarity, it is understood and agreed that the term Issuer

Free Writing Prospectus, as used in this Agreement, includes all Permitted Free Writing Prospectuses.

6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Memoranda; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by The Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities (up to a maximum aggregate amount of $5,000); (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) any fees and expenses in connection with listing the Securities and the cost of registering the Securities under Section 12 of the Exchange Act; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in this Agreement are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus, as amended or supplemented, shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing (without reliance on Rule 424(b)(8) of the Rules and Regulations and in accordance with Section 5(a) hereof); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information from the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b) Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery, with respect to the Registration

Statement and the Prospectus, as amended or supplemented, as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) The Company’s general counsel, or any associate or assistant general counsel of the Company, shall have furnished to the Representatives a written opinion, dated the Time of Delivery, in the form previously agreed and satisfactory to the Representatives.

(d) Latham & Watkins LLP shall have furnished to the Representatives their written opinion or opinions and negative assurances letter, dated the Time of Delivery, in the forms previously agreed and satisfactory to the Representatives.

(e) On the date hereof at a time prior to the execution of this Agreement, Deloitte & Touche LLP shall have furnished to the Representatives a letter with respect to the Company, dated the date hereof, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, and at the Time of Delivery, Deloitte & Touche LLP shall have furnished to the Representatives a letter dated the Time of Delivery reaffirming the statements made in their letter dated the date hereof, except that the specified date referred to in such letter delivered on the Time of Delivery shall be a date not more than three days prior to the Time of Delivery, and with respect to such letter dated the Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives.

(f) On the date hereof at a time prior to the execution of this Agreement, Deloitte & Touche LLP shall have furnished to the Representatives a letter with respect to EFH, dated the date hereof, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, and at the Time of Delivery, Deloitte & Touche LLP shall have furnished to the Representatives a letter dated the Time of Delivery reaffirming the statements made in their letter dated the date hereof, except that the specified date referred to in such letter delivered on the Time of Delivery shall be a date not more than three days prior to the Time of Delivery, and with respect to such letter dated the Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives.

(g) On the date hereof at a time prior to the execution of this Agreement, Deloitte & Touche LLP shall have furnished to the Representatives a letter with respect to Oncor Holdings, dated the date hereof, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, and at the Time of Delivery, Deloitte & Touche LLP shall have furnished to the Representatives a letter dated the Time of Delivery reaffirming the statements made in their letter dated the date hereof, except that the specified date referred to in such letter delivered on the Time of Delivery shall be a date not more than three days prior to the Time of Delivery, and with respect to such letter dated the Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives.

(h) (i) The Company and its subsidiaries, taken as a whole, shall have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, as amended prior to the date hereof, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, as amended prior to the date hereof, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, as amended prior to the date hereof, there shall not have been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management or consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, as amended prior to the date hereof, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse to the Company and its subsidiaries, taken as a whole, as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus as first amended or supplemented.

(i) At or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any of the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, in each case described in clause (i) or (ii) other than such a downgrade or announcement as set forth or contemplated in the Pricing Disclosure Package and the Prospectus in the fifth, sixth and seventh paragraphs under the caption “Summary Information—Recent Developments—Proposed Acquisition of Energy Future Holdings Corp—Closing Conditions to Merger.”

(j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange or the NASDAQ Global Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives (A) is material and adverse and (B) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus as first amended or supplemented.

(k) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the second business day succeeding the date hereof.

(l) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery a certificate of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as the Representatives may reasonably request.

8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or any other prospectus relating to the Securities or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or any other prospectus relating to the Securities, or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the following: the information in the fourth paragraph of text under the caption “Underwriting” in the

Preliminary Prospectus and the Prospectus concerning the terms of the offering by the Underwriters; and the information in the eighth, ninth and tenth paragraphs of text (solely with respect to the statements attributable to the Underwriters), under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus, insofar as such information relates to stabilization, penalty bids, overallotment, short positions and purchases to cover short positions by the Underwriters; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Underwriters and their respective directors, officers, employees, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8, if the Representatives shall have reasonably concluded that there may be one or more legal defenses available to the Underwriters and their respective directors, officers, employees, agents and controlling persons that are different from or additional to those available to the Company and its officers, directors, employees and controlling persons, and the fees and expenses of a single separate counsel for the Underwriters and their respective directors, officers, employees, agents and controlling persons (in addition to local counsel) shall be paid by the Company. The indemnifying party shall not be liable for any settlement or compromise of, or the consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder effected without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), but, if settled or compromised with the indemnifying party’s consent, or if judgment shall be entered following consent to the entry of such judgment given with the indemnifying party’s consent, or if there shall otherwise be a final judgment for the plaintiff, the indemnifying party agrees to indemnify and hold harmless each indemnified party against any and all losses, claims, damages, liabilities and expenses, joint or several, by reason of such settlement, compromise or judgment, as the case may be. No indemnifying party shall, without the written consent of the indemnified party (which consent shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other, from the offering of the Securities contemplated by this Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required under subsection (c) above, then in each case each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities contemplated by this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Securities and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee and agent of any Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and employee of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under this Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of the Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase under this Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Securities except as provided in Sections 6 and 8 hereof; but, if for any other reason Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter with respect to the Securities except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, the Representatives of the Underwriters shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in this Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, overnight courier or facsimile transmission to RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Transaction Management, Facsimile: (646) 291-1469; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, Facsimile: (212) 507-8999, with a copy to the Legal Department; and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: 646-834-8133; and if to the Company shall be delivered or sent by mail or overnight courier to Sempra Energy, 488 8th Avenue, San Diego, California 92101, Attention: Secretary, with a copy to the General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, overnight courier or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or email or facsimile transmission constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the directors, officers, employees and agents of each Underwriter, the officers, directors and employees of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with the transactions contemplated hereby or the process leading thereto. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

15. Time shall be of the essence of this Agreement. As used herein, “business day” shall mean, unless otherwise expressly stated, any day when the Commission’s office in Washington, D.C. is open for business.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

(Signature Page Follows)

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and for each of the Representatives plus one for each counsel counterparts hereof.

Very truly yours, Sempra Energy

By:	/s/ Kathryn J. Collier
	Name:	Kathryn J. Collier
	Title:	Vice President and Treasurer

[Signature Page to Underwriting Agreement—January 2018 Offering]

Accepted as of the date hereof: RBC Capital Markets, LLC

By:	/s/ John Sconzo
Name:	John Sconzo
Title:	Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

Barclays Capital Inc.

By:	/s/ Robert Stowe
Name:	Robert Stowe
Title:	Managing Director

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement—January 2018 Offering]

SCHEDULE I

Underwriter	Principal Amount of 2019 Floating Rate Notes	Principal Amount of 2021 Floating Rate Notes	Principal Amount of 2020 Fixed Rate Notes	Principal Amount of 2023 Fixed Rate Notes	Principal Amount of 2028 Fixed Rate Notes	Principal Amount of 2038 Fixed Rate Notes	Principal Amount of 2048 Fixed Rate Notes
RBC Capital Markets, LLC	$175,000,000	$245,000,000	$175,000,000	$175,000,000	$350,000,000	$350,000,000	$280,000,000
Morgan Stanley & Co. LLC	175,000,000	245,000,000	175,000,000	175,000,000	350,000,000	350,000,000	280,000,000
Barclays Capital Inc.	50,000,000	70,000,000	50,000,000	50,000,000	100,000,000	100,000,000	80,000,000
BBVA Securities Inc.	25,000,000	35,000,000	25,000,000	25,000,000	50,000,000	50,000,000	40,000,000
HSBC Securities (USA) Inc.	25,000,000	35,000,000	25,000,000	25,000,000	50,000,000	50,000,000	40,000,000
Santander Investment Securities Inc.	25,000,000	35,000,000	25,000,000	25,000,000	50,000,000	50,000,000	40,000,000

SG Americas Securities, LLC	25,000,000	35,000,000	25,000,000	25,000,000	50,000,000	50,000,000	40,000,000

Total	$500,000,000	$700,000,000	$500,000,000	$500,000,000	$1,000,000,000	$1,000,000,000	$800,000,000

Schedule I-1

SCHEDULE II

Free Writing Prospectus dated January 9, 2018

Schedule II-1

SCHEDULE III

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-220257

Sempra Energy

Final Term Sheet

January 9, 2018

Floating Rate Notes due 2019

Floating Rate Notes due 2021

2.400% Notes due 2020

2.900% Notes due 2023

3.400% Notes due 2028

3.800% Notes due 2038

4.000% Notes due 2048

This free writing prospectus relates only to the securities described below and should be read together with Sempra Energy’s preliminary prospectus supplement dated January 9, 2018 (the “Preliminary Prospectus Supplement”), the accompanying prospectus dated January 2, 2018 and the documents incorporated and deemed to be incorporated by reference therein.

Issuer:	Sempra Energy (the “Company”)

Trade Date:	January 9, 2018

Settlement Date:	January 12, 2018 (T+3)

Special Mandatory Redemption:

If the Company does not consummate the Merger (as defined under “Description of the Notes” in the Preliminary Prospectus Supplement) on or before 5:00 p.m. (New York City time) on December 1, 2018, or if, on or prior to such date, the Merger Agreement (as defined under “Description of the Notes” in the Preliminary Prospectus Supplement) is terminated, the Company will be required to redeem all of the outstanding Floating Rate Notes due 2019, Floating Rate Notes due 2021, 2.400% Notes due 2020, 2.900% Notes due 2023, 3.800% Notes due 2038 and 4.000% Notes due 2048 on the Special Mandatory Redemption Date (as defined under “Description of the Notes” in the Preliminary Prospectus Supplement) at a redemption price equal to 101.000% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.

The 3.400% Notes due 2028 are not subject to special

mandatory redemption. A failure to consummate the Merger or termination of the Merger Agreement will not trigger the special mandatory redemption of the 3.400% Notes due 2028.

See “Description of the Notes—Special Mandatory Redemption” in the Preliminary Prospectus Supplement for the definitions of “Merger,” “Merger Agreement,” and “Special Mandatory Redemption Date” and for further terms and provisions applicable to special mandatory redemption.

Floating Rate Notes due 2019

Securities Offered:	Floating Rate Notes due 2019 (the “2019 Floating Rate Notes”)

Aggregate Principal Amount Offered:	$500,000,000

Interest Payment Dates:	January 15, April 15, July 15 and October 15 of each year, commencing April 15, 2018 (subject to possible adjustment of such interest payment dates as described in the Preliminary Prospectus Supplement under the caption “Description of the Notes – Interest Rate and Maturity – Floating Rate Notes”). Interest on the 2019 Floating Rate Notes will also be payable at maturity.

Maturity:	July 15, 2019

Coupon:	A rate per annum equal to the 3 Month LIBOR Rate (as defined in the Preliminary Prospectus Supplement), adjusted quarterly as described in the Preliminary Prospectus Supplement, plus 25 basis points, accruing from January 12, 2018 (the “original issue date”)

Determination of Interest Rate:	The interest rate on the 2019 Floating Rate Notes for the period from and including their original issue date to but excluding the interest payment date for the 2019 Floating Rate Notes falling in April 2018 will be a rate per annum equal to the 3 Month LIBOR Rate, determined as of the second London banking day (as defined in the Preliminary Prospectus Supplement) immediately preceding the original issue date of the 2019 Floating Rate Notes, plus 25 basis points. Interest on the 2019 Floating Rate Notes will be reset on each interest payment date for the 2019 Floating Rate Notes (for purposes of this paragraph, each of these dates is

Schedule III-2

called an “interest reset date”), beginning with the interest reset date falling in April 2018, and will be a per annum rate equal to the 3 Month LIBOR Rate, determined as of the second London banking day immediately preceding the applicable interest reset date, plus 25 basis points. The interest rate on the 2019 Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. The initial Interest Period (as defined in the Preliminary Prospectus Supplement) for the 2019 Floating Rate Notes will be the period beginning on, and including, the original issue date of the 2019 Floating Rate Notes to, but excluding, the interest payment date for the 2019 Floating Rate Notes falling in April 2018.

For additional information concerning the computation of interest on the 2019 Floating Rate Notes, see “Description of the Notes—Interest Rate and Maturity—Floating Rate Notes” in the Preliminary Prospectus Supplement.

Price to Public:	100.000%, plus accrued interest, if any

No Optional Redemption:	The 2019 Floating Rate Notes are not redeemable at the option of the Company.

CUSIP:	816851 BC2

ISIN:	US816851BC20

Joint Book-Running Managers:	RBC Capital Markets, LLC Morgan Stanley & Co. LLC Barclays Capital Inc.

Co-Managers:	BBVA Securities Inc. HSBC Securities (USA) Inc. Santander Investment Securities Inc. SG Americas Securities, LLC

Floating Rate Notes due 2021

Securities Offered:	Floating Rate Notes due 2021 (the “2021 Floating Rate Notes”)

Aggregate Principal Amount Offered:	$700,000,000

Interest Payment Dates:	January 15, April 15, July 15 and October 15 of each year, commencing April 15, 2018 (subject to possible

Schedule III-3

adjustment of such interest payment dates as described in the Preliminary Prospectus Supplement under the caption “Description of the Notes—Interest Rate and Maturity—Floating Rate Notes”). Interest on the 2021 Floating Rate Notes will also be payable at maturity.

Maturity:	January 15, 2021

Coupon:	A rate per annum equal to the 3 Month LIBOR Rate (as defined in the Preliminary Prospectus Supplement), adjusted quarterly as described in the Preliminary Prospectus Supplement, plus 50 basis points, accruing from January 12, 2018 (the “original issue date”)

Determination of Interest Rate:	The interest rate on the 2021 Floating Rate Notes for the period from and including their original issue date to but excluding the interest payment date for the 2021 Floating Rate Notes falling in April 2018 will be a rate per annum equal to the 3 Month LIBOR Rate, determined as of the second London banking day (as defined in the Preliminary Prospectus Supplement) immediately preceding the original issue date of the 2021 Floating Rate Notes, plus 50 basis points. Interest on the 2021 Floating Rate Notes will be reset on each interest payment date for the 2021 Floating Rate Notes (for purposes of this paragraph, each of these dates is called an “interest reset date”), beginning with the interest reset date falling in April 2018, and will be a per annum rate equal to the 3 Month LIBOR Rate, determined as of the second London banking day immediately preceding the applicable interest reset date, plus 50 basis points. The interest rate on the 2021 Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. The initial Interest Period (as defined in the Preliminary Prospectus Supplement) for the 2021 Floating Rate Notes will be the period beginning on, and including, the original issue date of the 2021 Floating Rate Notes to, but excluding, the interest payment date for the 2021 Floating Rate Notes falling in April 2018.

For additional information concerning the computation of interest on the 2021 Floating Rate Notes, see “Description of the Notes—Interest Rate and Maturity—Floating Rate Notes” in the Preliminary

Schedule III-4

Prospectus Supplement.

Price to Public:	100.000%, plus accrued interest, if any

Optional Redemption Provision:	The 2021 Notes will not be redeemable at the option of the Company prior to January 14, 2019. On and after January 14, 2019, 100.000% of the principal amount. See the Preliminary Prospectus Supplement for further terms and provisions applicable to optional redemption.

CUSIP:	816851 BD0

ISIN:	US816851BD03

Joint Book-Running Managers:	RBC Capital Markets, LLC Morgan Stanley & Co. LLC Barclays Capital Inc.

Co-Managers:	BBVA Securities Inc. HSBC Securities (USA) Inc. Santander Investment Securities Inc. SG Americas Securities, LLC

2.400% Notes due 2020

Securities Offered:	2.400% Notes due 2020

Aggregate Principal Amount Offered:	$500,000,000

Interest Payment Dates:	February 1 and August 1, commencing August 1, 2018.

Maturity:	February 1, 2020

Coupon:	2.400%, accruing from January 12, 2018

Benchmark Treasury:	1.875% due December 31, 2019

Benchmark Treasury Yield:	1.968%

Spread to Benchmark Treasury:	+ 50 basis points

Yield to Maturity:	2.468%

Price to Public:	99.864%, plus accrued interest, if any

Optional Redemption Provision:	Make whole call at Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) + 10 basis points. See the Preliminary Prospectus Supplement for the definition of “Adjusted Treasury Rate” and for further terms and provisions applicable to optional redemption.

CUSIP:	816851 BE8

Schedule III-5

ISIN:	US816851BE85

Joint Book-Running Managers:	RBC Capital Markets, LLC Morgan Stanley & Co. LLC Barclays Capital Inc.

Co-Managers:	BBVA Securities Inc. HSBC Securities (USA) Inc. Santander Investment Securities Inc. SG Americas Securities, LLC

2.900% Notes due 2023

Securities Offered:	2.900% Notes due 2023

Aggregate Principal Amount Offered:	$500,000,000

Interest Payment Dates:	February 1 and August 1, commencing August 1, 2018.

Maturity:	February 1, 2023

Coupon:	2.900%, accruing from January 12, 2018

Benchmark Treasury:	2.125% due December 31, 2022

Benchmark Treasury Yield:	2.331%

Spread to Benchmark Treasury:	+ 65 basis points

Yield to Maturity:	2.981%

Price to Public:	99.621%, plus accrued interest, if any

Optional Redemption Provision:	Prior to January 1, 2023, make whole call at Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) + 10 basis points. On and after January 1, 2023, 100.000% of the principal amount. See the Preliminary Prospectus Supplement for the definition of “Adjusted Treasury Rate” and for further terms and provisions applicable to optional redemption.

CUSIP:	816851 BF5

ISIN:	US816851BF50

Joint Book-Running Managers:	RBC Capital Markets, LLC Morgan Stanley & Co. LLC Barclays Capital Inc. Santander Investment Securities Inc.

Co-Managers:	BBVA Securities Inc. HSBC Securities (USA) Inc. SG Americas Securities, LLC

Schedule III-6

3.400% Notes due 2028

Securities Offered:	3.400% Notes due 2028

Aggregate Principal Amount Offered:	$1,000,000,000

Interest Payment Dates:	February 1 and August 1, commencing August 1, 2018.

Maturity:	February 1, 2028

Coupon:	3.400%, accruing from January 12, 2018

Benchmark Treasury:	2.250% due November 15, 2027

Benchmark Treasury Yield:	2.553%

Spread to Benchmark Treasury:	+ 93 basis points

Yield to Maturity:	3.483%

Price to Public:	99.299%, plus accrued interest, if any

Optional Redemption Provision:	Prior to November 1, 2027, make whole call at Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) + 15 basis points. On and after November 1, 2027, 100.000% of the principal amount. See the Preliminary Prospectus Supplement for the definition of “Adjusted Treasury Rate” and for further terms and provisions applicable to optional redemption.

CUSIP:	816851 BG3

ISIN:	US816851BG34

Joint Book-Running Managers:	RBC Capital Markets, LLC Morgan Stanley & Co. LLC Barclays Capital Inc. BBVA Securities Inc.

Co-Managers:	HSBC Securities (USA) Inc. Santander Investment Securities Inc. SG Americas Securities, LLC

3.800% Notes due 2038

Securities Offered:	3.800% Notes due 2038

Aggregate Principal Amount Offered:	$1,000,000,000

Interest Payment Dates:	February 1 and August 1, commencing August 1, 2018.

Maturity:	February 1, 2038

Coupon:	3.800%, accruing from January 12, 2018

Schedule III-7

Benchmark Treasury:	2.750% due August 15, 2047

Benchmark Treasury Yield:	2.898%

Spread to Benchmark Treasury:	+ 98 basis points

Yield to Maturity:	3.878%

Price to Public:	98.918%, plus accrued interest, if any

Optional Redemption Provision:	Prior to August 1, 2037, make whole call at Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) + 15 basis points. On and after August 1, 2037, 100.000% of the principal amount. See the Preliminary Prospectus Supplement for the definition of “Adjusted Treasury Rate” and for further terms and provisions applicable to optional redemption.

CUSIP:	816851 BH1

ISIN:	US816851BH17

Joint Book-Running Managers:	RBC Capital Markets, LLC Morgan Stanley & Co. LLC Barclays Capital Inc. SG Americas Securities, LLC

Co-Managers:	BBVA Securities Inc. HSBC Securities (USA) Inc. Santander Investment Securities Inc.

4.000% Notes due 2048

Securities Offered:	4.000% Notes due 2048

Aggregate Principal Amount Offered:	$800,000,000

Interest Payment Dates:	February 1 and August 1, commencing August 1, 2018

Maturity:	February 1, 2048

Coupon:	4.000%, accruing from January 12, 2018

Benchmark Treasury:	2.750% due August 15, 2047

Benchmark Treasury Yield:	2.898%

Spread to Benchmark Treasury:	+ 118 basis points

Yield to Maturity:	4.078%

Price to Public:	98.654%, plus accrued interest, if any

Optional Redemption Provision:	Prior to August 1, 2047, make whole call at Adjusted Treasury Rate (as defined in the Preliminary

Schedule III-8

Prospectus Supplement) + 20 basis points. On and after August 1, 2047, 100.000% of the principal amount. See the Preliminary Prospectus Supplement for the definition of “Adjusted Treasury Rate” and for further terms and provisions applicable to optional redemption.

CUSIP:	816851 BJ7

ISIN:	US816851BJ72

Joint Book-Running Managers:	RBC Capital Markets, LLC Morgan Stanley & Co. LLC Barclays Capital Inc. HSBC Securities (USA) Inc.

Co-Managers:	BBVA Securities Inc. Santander Investment Securities Inc. SG Americas Securities, LLC

All Securities Offered Hereby

Total Net Proceeds:	Approximately $4,938.2 million, after deducting underwriting discounts but before deducting estimated offering expenses payable by the Company

No PRIIPs KID – No PRIIPs key information document (“KID”) has been prepared as not available to retail in EEA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling RBC Capital Markets, LLC toll-free at 1-866-375-6829, by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or by calling Barclays Capital Inc. toll-free at 1-888-603-5847.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Schedule III-9